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                                                                     Exhibit 5.1

                   [Wachtell, Lipton, Rosen & Katz Letterhead]


                                  May 30, 2000


Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

         Re:      Registration Statement on Form S-4 of Anadarko Petroleum
                  Corporation

Ladies and Gentlemen:

                  We are acting as special counsel to Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), in connection with the above captioned Registration Statement on Form S-4 to be filed by Anadarko with the United States Securities and Exchange Commission (the "Registration Statement") with respect to the Anadarko shares of common stock, par value $0.10 per share (the "Anadarko Common Stock"), proposed to be issued in connection with the merger (the "Merger") of Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko ("Merger Sub"), with and into Union Pacific Resources Group Inc., a Utah corporation ("Union Pacific Resources"), upon the terms and subject to the conditions of the Agreement and Plan of Merger ("Merger Agreement"), dated as of April 2, 2000, among Anadarko, Merger Sub and Union Pacific Resources.

                  In connection with this opinion, we have reviewed the Restated Certificate of Incorporation and By-Laws of Anadarko as in effect on this date, and the Registration Statement (including exhibits), and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Anadarko, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

                  In giving the opinion contained herein, we have, with your approval, relied upon oral and written representations of officers of Anadarko and certificates of Anadarko officers and public officials with respect to the accuracy of the factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

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Anadarko Petroleum Corporation
May 30, 2000
Page 2


                  Based upon and subject to the foregoing, and assuming (i) the requisite vote by Anadarko stockholders is obtained regarding the issuance of the Anadarko Common Stock, (ii) the requisite vote by Union Pacific Resources stockholders is obtained regarding adoption of the Merger Agreement and (iii) the proper filing with the Division of Corporations and Commercial Code of the State of Utah of Articles of Merger, we are of the opinion that the Anadarko Common Stock being registered under the Registration Statement, when issued in connection with the Merger as contemplated by the Merger Agreement, will be validly issued, fully paid, and non-assessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,


                                          /s/ Wachtell, Lipton, Rosen & Katz